Exhibit 99.1

Acri Capital Acquisition Corporation Announces Pricing of $75 Million Initial Public Offering

Austin, Texas, June 9, 2022 (GLOBE NEWSWIRE) – Acri Capital Acquisition Corporation (the “Company”), a newly organized blank check company incorporated as a Delaware corporation, today announced the pricing of its initial public offering of 7,500,000 units at an offering price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant will entitle the holder thereof to purchase one share of Class A common stock. The exercise price of the warrants is $11.50 per full share. The units are expected to trade on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “ACACU” beginning on June 10, 2022. Once the securities comprising the units begin separate trading, Class A common stock and warrants will be traded on Nasdaq under the symbols “ACAC,” and “ACACW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will be traded. The offering is expected to close on June 14, 2022, subject to customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC, is acting as sole book-running manager and the representative of the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to 1,125,000 additional units at the initial public offering price to cover over-allotments, if any.

A registration statement on Form S-1 (File No. 333-263477) relating to the securities to be sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2022. The offering is being made only by means of a prospectus. When available, copies of the prospectus related to this IPO may be obtained from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com, or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acri Capital Acquisition Corporation

Acri Capital Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities, provided that it will not undertake its initial business combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Acri Capital Acquisition Corporation, including those set forth in the Risk Factors section of Acri Capital Acquisition Corporation’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Acri Capital Acquisition Corporation undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Acri Capital Acquisition Corporation

Ms. “Joy” Yi Hua, Chairwoman

Email：acri.capital@gmail.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: acri@iecapitalusa.com